Exhibit 99.1

CareTrust REIT Announces First Quarter 2018 Operating Results; Revises Guidance Upward

Conference Call Scheduled for Wednesday, May 9, 2018 at 1:00 pm ET
SAN CLEMENTE, Calif., May 8, 2018 (GLOBE NEWSWIRE) -- CareTrust REIT, Inc. (Nasdaq:CTRE) today reported operating results for the quarter ended March 31, 2018, as well as other recent events.
For the quarter, CareTrust REIT reported:

•	Net income of $14.6 million, an increase of 42%, and net income per diluted weighted-average common share of $0.19, an increase of 27% over Q1 2017;

•	Normalized FFO of $24.1 million, an increase of 25%, and normalized FFO per diluted weighted-average common share $0.32, an increase of 10% over Q1 2017;

•	Normalized FAD of $24.9 million, an increase of 22%, and normalized FAD per diluted weighted-average common share of $0.33, an increase of 10% over Q1 2017;

•	Investments of approximately $47.4 million (inclusive of transaction costs) at a blended initial cash yield of 9%, acquiring six skilled nursing facilities in two separate transactions; and

•	A net debt-to-normalized EBITDA ratio of 4.6x and a debt-to-enterprise value of 37%, each as of quarter-end.

Planned Re-Tenantings Completed
Post quarter-end, CareTrust REIT completed the previously-announced planned re-tenanting of the remaining Pristine Ohio assets, as well as one other re-tenanting. “We are pleased to report that the last of the Ohio assets formerly leased to subsidiaries of Pristine Senior Living were successfully transferred to two outstanding operators, on schedule and with minimal disruption to operations,” said Greg Stapley, CareTrust’s Chairman and Chief Executive Officer. He also reported that two other CareTrust properties, which were formerly leased to affiliates of OnPointe Health, were also transferred to other current CareTrust operators post quarter-end.
Mr Stapley noted, that all of the asset transfers were accomplished at approximately the same rents as the outgoing operators were paying, and that all of the assets are now covered by multi-facility master leases. “Best of all, we are thrilled to have added two new operator relationships with Trio Healthcare and Hillstone Healthcare, and look forward to growing with these outstanding operators in the years to come,” he added.
Financial Results for Quarter Ended March 31, 2018
Chief Financial Officer Bill Wagner reported that for the first quarter, CareTrust REIT generated net income of $14.6 million, or $0.19 per diluted weighted-average common share, normalized FFO of $24.1 million, or $0.32 per diluted weighted-average common share, and normalized FAD of $24.9 million, or $0.33 per diluted weighted-average common share. “We are pleased to be delivering a quarter-over-quarter increase in normalized FFO per share of 10%,” said Mr. Wagner.
Liquidity
Discussing CareTrust REIT’s investments and current liquidity, Mr. Wagner reported that the $47 million in new investments in the quarter were funded with a combination of cash on hand and approximately $35 million in draws on the Company’s $400 million unsecured revolver. He noted that the revolving credit facility includes a $250 million “accordion” feature that can be exercised by the Company at its option to increase liquidity. As of today, approximately $200 million is drawn on the line.

He also reported that there had been no activity in the quarter on the Company’s at-the-market equity program but, he added, “Our ATM program remains a significant instrument in the Company’s capital-raising repertoire, with up to $236 million remaining in authorization at present.” Mr. Wagner further reported that CareTrust REIT’s net debt-to-normalized EBITDA ratio was 4.6x and its debt-to-enterprise value was 37%, each at quarter-end, which is well within management’s target leverage range. He also noted that CareTrust REIT continues to have no property-level debt and, taking into account existing extension rights, no debt maturing before 2020.

2018 Guidance Revised Upward

Mr. Wagner provided CareTrust REIT's 2018 revised earnings guidance, projecting on a per-diluted weighted-average common share basis, net income of approximately $0.70 to $0.72, normalized FFO of approximately $1.26 to $1.28, and normalized FAD of approximately $1.32 to $1.34. He noted that the updated 2018 guidance is based on a diluted weighted-average common share count of 75.9 million shares and assumes no new acquisitions beyond those made to date, no new debt incurrences or new equity issuances, and 2.0% CPI-based rent escalators under CareTrust REIT's long-term net leases.

Dividend Increased

During the quarter, CareTrust REIT increased its quarterly dividend by over 10% from $0.185 to $0.205 per common share. “On an annualized basis, our quarterly dividend represents a payout ratio of approximately 64% based on the first quarter 2018 normalized FFO, and 62% on normalized FAD,” said Mr. Wagner. “At this level, our dividend remains among the best-protected of all our industry peers, while simultaneously providing additional growth capital for reinvestment and a solid overall return to our shareholders,” he added.

Significant Events During the Quarter and Since
On February 1, 2018, CareTrust REIT acquired Copper Ridge, a skilled nursing facility with 100 operating beds in Butte, Montana, for approximately $5.8 million, inclusive of transaction costs. The facility was added to the existing master lease of Eduro Healthcare LLC.
On February 27, 2018, CareTrust REIT announced that it had entered into a lease termination agreement with Pristine Senior Living for the nine remaining CareTrust properties it then occupied, with a target completion date of April 30, 2018. The planned operational transfers were timely completed, and on May 1, 2018, Trio Healthcare, Inc. took over operations at the seven facilities based primarily in the Dayton, Ohio area under a new 15-year master lease, while Hillstone Healthcare, Inc. assumed the operation of the two facilities in Willard and Toledo, Ohio under a new 12-year master lease. Pristine had previously relinquished operations at seven other CareTrust facilities in the Cincinnati area to another CareTrust tenant, Trillium Healthcare, Inc., which has been operating those facilities since December 1, 2017.
On March 1, 2018, CareTrust REIT acquired a set of five skilled nursing facilities located in the Grand Rapids, Michigan area, in a sale-leaseback transaction with affiliates of Metron Integrated Health Systems, Inc., the portfolio’s longtime owner-operator. CareTrust paid approximately $41.6 million, inclusive of transaction costs, for the 422 operating-bed portfolio, which was leased back to Metron under a 15-year master lease. CareTrust REIT has indicated that it expects to grow with Metron in the future.
On March 13, 2018, CareTrust REIT terminated two separate standalone leases with affiliates of OnPointe Health. Following discussions between OnPointe and CareTrust, the parties mutually agreed to transfer the two facilities to other operators. On May 1, 2018, affiliates of Eduro Healthcare LLC and Providence Group Inc., two existing CareTrust tenants, took over operations at the facilities in Albuquerque, New Mexico and Brownsville, Texas, respectively, and the facilities were added to their respective master leases. The contract rent payable by the incoming operators is approximately the same as the rent OnPointe was paying.
On March 26, 2018, CareTrust REIT disposed of its Cross portfolio, a group of small assisted living assets located in Idaho and leased to affiliates of Cross Healthcare, LLC. “We purchased these assets in 2014 with the expectation that the Cross-CareTrust relationship would grow,” said Mark Lamb, CareTrust’s Director of Investments. He explained that when that expectation changed, CareTrust determined to recycle the capital into higher-yielding investment with a growth-oriented tenant. He further noted that the assets had been acquired for approximately $12.1 million in a 2014 sale-leaseback, and the sales price was approximately $13.0 million.
Conference Call

A conference call will be held on Wednesday, May 9, 2018, at 1:00 p.m. Eastern Time (10:00 a.m. Pacific Time), during which CareTrust REIT’s management will discuss first quarter 2018 results, recent developments and other matters. The dial-in number for this call is (844) 220-4972 (U.S.) or (317) 973-4053 (International). The conference ID number is 8786663. To listen to the call online, or to view any financial or other statistical information required by SEC Regulation G, please visit the Investors section of the CareTrust REIT website at http://investor.caretrustreit.com. The call will be recorded, and will be available for replay via the website for 30 days following the call.

About CareTrust REITTM

CareTrust REIT, Inc. is a self-administered, publicly-traded real estate investment trust engaged in the ownership, acquisition and leasing of seniors housing and healthcare-related properties. With 188 net-leased healthcare properties and three operated seniors housing properties in 24 states, CareTrust REIT is pursuing opportunities across the nation to acquire properties that will be leased to a diverse group of local, regional and national seniors housing operators, healthcare services providers, and other healthcare-related businesses. More information about CareTrust REIT is available at www.caretrustreit.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:
This press release contains, and the related conference call will include, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical statements of fact and statements regarding the Company’s intent, belief or expectations, including, but not limited to, statements regarding future financial and financing positions, business and acquisition strategies, growth prospects, operating and financial performance, expectations regarding the making of distributions, payment of dividends, compliance with and changes in governmental regulations, and the performance of the Company’s tenants and operators and their respective facilities.
Words such as “anticipate,” “believe,” “could,” expect,” “estimate,” “intend,” “may,” “plan,” “seek,” “should,” “will,” “would,” and similar expressions, or the negative of these terms, are intended to identify such forward-looking statements, though not all forward-looking statements contain these identifying words. The Company’s forward-looking statements are based on management’s current expectations and beliefs, and are subject to a number of risks and uncertainties that could lead to actual results differing materially from those projected, forecasted or expected. Although the Company believes that the assumptions underlying these forward-looking statements are reasonable, they are not guarantees and the Company can give no assurance that its expectations will be attained. Factors which could have a material adverse effect on the Company’s operations and future prospects or which could cause actual results to differ materially from expectations include, but are not limited to: (i) the ability to achieve some or all of the expected benefits from the completed spin-off from The Ensign Group, Inc. (“Ensign”); (ii) the ability and willingness of Company tenants to meet and/or perform their obligations under the triple-net leases the Company has entered into with them and the ability and willingness of Ensign to meet and/or perform its obligations under the contractual arrangements that it entered into with the Company in connection with such spin-off, including its triple-net long-term leases with the Company, and any of its obligations to indemnify, defend and hold the Company harmless from and against various claims, litigation and liabilities; (iii) the ability and willingness of the Company’s tenants to comply with laws, rules and regulations in the operation of the properties the Company leases to them; (iv) the ability and willingness of the Company’s tenants, including Ensign, to renew their leases with the Company upon expiration and the ability to reposition Company properties on the same or better terms in the event of nonrenewal or in the event the Company replaces an existing tenant, and obligations, including indemnification obligations, that the Company may incur in connection with the replacement of an existing tenant; (v) the availability of and the ability to identify suitable acquisition opportunities and the ability to acquire and lease the respective properties on favorable terms; (vi) the ability to generate sufficient cash flows to service the Company’s outstanding indebtedness; (vii) access to debt and equity capital markets; (viii) fluctuating interest rates; (ix) the ability to retain key management personnel; (x) the ability to maintain the Company’s status as a real estate investment trust (“REIT”); (xi) changes in the U.S. tax laws and other state, federal or local laws, whether or not specific to REITs; (xii) other risks inherent in the real estate business, including potential liability relating to environmental matters and illiquidity of real estate investments; and (xiii) any additional factors identified in the Company’s filings with the Securities and Exchange Commission (“SEC”), including those in the Company‘s Annual Report on Form 10-K for the year ended December 31, 2017 under the heading entitled “Risk Factors,” as such risk factors may be amended, supplemented or superseded from time to time by other reports the Company files with the SEC.
Information in this press release or the related conference call is provided as of March 31, 2018, unless specifically stated otherwise. The Company expressly disclaims any obligation to update or revise any information in this press release or the related conference call (and replays thereof), including forward-looking statements, whether to reflect any change in the Company’s expectations, any change in events, conditions or circumstances, or otherwise.
As used in this press release or the related conference call, unless the context requires otherwise, references to “CTRE,” "CareTrust," “CareTrust REIT” or the “Company” refer to CareTrust REIT, Inc. and its consolidated subsidiaries. GAAP refers to generally accepted accounting principles in the United States of America.
Contact:
CareTrust REIT, Inc.
(949) 542-3130
ir@caretrustreit.com

CARETRUST REIT, INC.
CONSOLIDATED INCOME STATEMENTS
(in thousands, except per share data)
(unaudited)
	Three Months Ended March 31,
	2018	2017
Revenues:
Rental income	$33,816	$27,339
Tenant reimbursements	2,968	2,321
Independent living facilities	799	793
Interest and other income	518	155
Total revenues	38,101	30,608
Expenses:
Depreciation and amortization	11,577	9,076
Interest expense	7,092	5,879
Property taxes	2,968	2,321
Independent living facilities	716	661
General and administrative	3,192	2,390
Total expenses	25,545	20,327
Other income:
Gain on sale of real estate	2,051	—
Net income	$14,607	$10,281

Earnings per common share:
Basic	$0.19	$0.15
Diluted	$0.19	$0.15

Weighted average shares outstanding:
Basic	75,504	66,951
Diluted	75,504	66,951

Dividends declared per common share	$0.205	$0.185

CARETRUST REIT, INC.
RECONCILIATIONS OF NET INCOME TO NON-GAAP FINANCIAL MEASURES
(in thousands, except per share data)
(unaudited)
	Three Months Ended March 31,
	2018	2017

Net income	$14,607	$10,281
Depreciation and amortization	11,577	9,076
Interest expense	7,092	5,879
Amortization of stock-based compensation	904	536
EBITDA	34,180	25,772
Gain on sale of real estate	(2,051)	—
Normalized EBITDA	$32,129	$25,772

Net income	$14,607	$10,281
Real estate related depreciation and amortization	11,549	9,050
Gain on sale of real estate	(2,051)	—
Funds from Operations (FFO)	24,105	19,331
Normalized FFO	$24,105	$19,331

CARETRUST REIT, INC.
RECONCILIATIONS OF NET INCOME TO NON-GAAP FINANCIAL MEASURES (continued)
(in thousands, except per share data)
(unaudited)
	Three Months Ended March 31,
	2018	2017

Net income	$14,607	$10,281
Real estate related depreciation and amortization	11,549	9,050
Amortization of deferred financing fees	484	561
Amortization of stock-based compensation	904	536
Straight-line rental income	(591)	(72)
Gain on sale of real estate	(2,051)	—
Funds Available for Distribution (FAD)	24,902	20,356
Normalized FAD	$24,902	$20,356

FFO per share	$0.32	$0.29
Normalized FFO per share	$0.32	$0.29

FAD per share	$0.33	$0.30
Normalized FAD per share	$0.33	$0.30

Diluted weighted-average shares outstanding [1]	75,657	67,133

[1] For the periods presented, the diluted weighted-average shares have been calculated using the treasury stock method.

CARETRUST REIT, INC.
CONSOLIDATED INCOME STATEMENTS - 5 QUARTER TREND
(in thousands, except per share data)
(unaudited)
	Quarter	Quarter	Quarter	Quarter	Quarter
	Ended	Ended	Ended	Ended	Ended
	March 31, 2017	June 30, 2017	September 30, 2017	December 31, 2017	March 31, 2018
Revenues:
Rental income	$27,339	$28,511	$29,404	$32,379	$33,816
Tenant reimbursements	2,321	2,389	2,543	3,001	2,968
Independent living facilities	793	789	825	821	799
Interest and other income	155	1,140	176	396	518
Total revenues	30,608	32,829	32,948	36,597	38,101
Expenses:
Depreciation and amortization	9,076	9,335	9,745	11,003	11,577
Interest expense	5,879	6,219	5,592	6,506	7,092
Loss on the extinguishment of debt	—	11,883	—	—	—
Property taxes	2,321	2,389	2,543	3,001	2,968
Independent living facilities	661	644	698	730	716
Impairment of real estate investment	—	890	—	—	—
Reserve for advances and deferred rent	—	—	—	10,414	—
General and administrative	2,390	2,977	3,059	2,691	3,192
Total expenses	20,327	34,337	21,637	34,345	25,545
Other income:
Gain on disposition of other real estate investment	—	3,538	—	—	—
Gain on sale of real estate	—	—	—	—	2,051
Net income	$10,281	$2,030	$11,311	$2,252	$14,607

Diluted earnings per share	$0.15	$0.03	$0.15	$0.03	$0.19

Diluted weighted average shares outstanding	66,951	72,564	75,471	75,476	75,504

CARETRUST REIT, INC.
RECONCILIATIONS OF NET INCOME TO NON-GAAP FINANCIAL MEASURES - 5 QUARTER TREND
(in thousands, except per share data)
(unaudited)
	Quarter	Quarter	Quarter	Quarter	Quarter
	Ended	Ended	Ended	Ended	Ended
	March 31, 2017	June 30, 2017	September 30, 2017	December 31, 2017	March 31, 2018

Net income	$10,281	$2,030	$11,311	$2,252	$14,607
Depreciation and amortization	9,076	9,335	9,745	11,003	11,577
Interest expense	5,879	6,219	5,592	6,506	7,092
Amortization of stock-based compensation	536	600	656	624	904
EBITDA	25,772	18,184	27,304	20,385	34,180
Impairment of real estate investment	—	890	—	—	—
Gain on sale of real estate	—	—	—	—	(2,051)
Loss on the extinguishment of debt	—	11,883	—	—	—
Deferred preferred return	—	(544)	—	—	—
Reserve for advances and deferred rent	—	—	—	10,414	—
Gain on disposition of other real estate investment	—	(3,538)	—	—	—
Normalized EBITDA	$25,772	$26,875	$27,304	$30,799	$32,129

Net income	$10,281	$2,030	$11,311	$2,252	$14,607
Real estate related depreciation and amortization	9,050	9,309	9,717	10,973	11,549
Impairment of real estate investment	—	890	—	—	—
Gain on disposition of other real estate investment	—	(3,538)	—	—	—
Gain on sale of real estate	—	—	—	—	(2,051)
Funds from Operations (FFO)	19,331	8,691	21,028	13,225	24,105
Reserve for advances and deferred rent	—	—	—	10,414	—
Deferred preferred return	—	(544)	—	—	—
Effect of the senior unsecured notes payable redemption	—	12,475	—	—	—
Normalized FFO	$19,331	$20,622	$21,028	$23,639	$24,105

CARETRUST REIT, INC.
RECONCILIATIONS OF NET INCOME TO NON-GAAP FINANCIAL MEASURES - 5 QUARTER TREND (continued)
(in thousands, except per share data)
(unaudited)
	Quarter	Quarter	Quarter	Quarter	Quarter
	Ended	Ended	Ended	Ended	Ended
	March 31, 2017	June 30, 2017	September 30, 2017	December 31, 2017	March 31, 2018

Net income	$10,281	$2,030	$11,311	$2,252	$14,607
Real estate related depreciation and amortization	9,050	9,309	9,717	10,973	11,549
Amortization of deferred financing fees	561	529	484	485	484
Amortization of stock-based compensation	536	600	656	624	904
Straight-line rental income	(72)	(43)	(2)	(227)	(591)
Impairment of real estate investment	—	890	—	—	—
Gain on disposition of other real estate investment	—	(3,538)	—	—	—
Gain on sale of real estate	—	—	—	—	(2,051)
Funds Available for Distribution (FAD)	20,356	9,777	22,166	14,107	24,902
Reserve for advances and deferred rent	—	—	—	10,414	—
Deferred preferred return	—	(544)	—	—	—
Effect of the senior unsecured notes payable redemption	—	12,475	—	—	—
Normalized FAD	$20,356	$21,708	$22,166	$24,521	$24,902

FFO per share	$0.29	$0.12	$0.28	$0.17	$0.32
Normalized FFO per share	$0.29	$0.28	$0.28	$0.31	$0.32

FAD per share	$0.30	$0.13	$0.29	$0.19	$0.33
Normalized FAD per share	$0.30	$0.30	$0.29	$0.32	$0.33

Diluted weighted-average shares outstanding [1]	67,133	72,803	75,659	75,692	75,657

[1] For the periods presented, the diluted weighted-average shares have been calculated using the treasury stock method.

CARETRUST REIT, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)
	March 31, 2018	December 31, 2017
Assets:
Real estate investments, net	$1,177,140	$1,152,261
Other real estate investments, net	18,031	17,949
Cash and cash equivalents	14,195	6,909
Accounts and other receivables, net	5,999	5,254
Prepaid expenses and other assets	1,919	895
Deferred financing costs, net	1,447	1,718
Total assets	$1,218,731	$1,184,986

Liabilities and Equity:
Senior unsecured notes payable, net	$294,584	$294,395
Senior unsecured term loan, net	99,540	99,517
Unsecured revolving credit facility	200,000	165,000
Accounts payable and accrued liabilities	15,111	17,413
Dividends payable	15,608	14,044
Total liabilities	624,843	590,369

Equity:
Common stock	755	755
Additional paid-in capital	783,509	783,237
Cumulative distributions in excess of earnings	(190,376)	(189,375)
Total equity	593,888	594,617
Total liabilities and equity	$1,218,731	$1,184,986

CARETRUST REIT, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)
	For the Three Months Ended March 31,
	2018	2017
Cash flows from operating activities:
Net income	$14,607	$10,281
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization (including a below-market ground lease)	11,582	9,080
Amortization of deferred financing costs	484	561
Amortization of stock-based compensation	904	536
Straight-line rental income	(591)	(72)
Noncash interest income	(106)	(155)
Gain on sale of real estate	(2,051)	—
Change in operating assets and liabilities:
Accounts and other receivables, net	(155)	(1,964)
Prepaid expenses and other assets	(36)	13
Accounts payable and accrued liabilities	(2,579)	1,886
Net cash provided by operating activities	22,059	20,166
Cash flows from investing activities:
Acquisitions of real estate	(47,103)	(54,568)
Improvements to real estate	(11)	(89)
Purchases of equipment, furniture and fixtures	(27)	(117)
Principal payments received on mortgage loan receivable	23	—
Escrow deposits for acquisition of real estate	(1,000)	(700)
Net proceeds from the sale of real estate	13,004	—
Net cash used in investing activities	(35,114)	(55,474)
Cash flows from financing activities:
Proceeds from the issuance of common stock, net	(10)	108,166
Borrowings under unsecured revolving credit facility	60,000	45,000
Payments on unsecured revolving credit facility	(25,000)	(113,000)
Net-settle adjustment on restricted stock	(605)	—
Dividends paid on common stock	(14,044)	(11,075)
Net cash provided by financing activities	20,341	29,091
Net increase (decrease) in cash and cash equivalents	7,286	(6,217)
Cash and cash equivalents, beginning of period	6,909	7,500
Cash and cash equivalents, end of period	$14,195	$1,283

CARETRUST REIT, INC.
DEBT SUMMARY
(dollars in thousands)
(unaudited)

					March 31, 2018
	Interest		Maturity			% of	Deferred		Net Carrying
Debt	Rate		Date		Principal	Principal	Loan Costs		Value

Fixed Rate Debt

Senior unsecured notes payable	5.250%		2025		$300,000	50.0%	$(5,416)		$294,584

Floating Rate Debt

Senior unsecured term loan	3.837%	[1]	2023		100,000	16.7%	(460)		99,540

Unsecured revolving credit facility	3.624%	[2]	2020	[3]	200,000	33.3%	—	[4]	200,000
	3.695%				300,000	50.0%	(460)		299,540

Total Debt	4.473%				$600,000	100.0%	$(5,876)		$594,124

[1] Funds can be borrowed at applicable LIBOR plus 1.95% to 2.60% or at the Base Rate (as defined) plus 0.95% to 1.6%.
[2] Funds can be borrowed at applicable LIBOR plus 1.75% to 2.40% or the Base Rate (as defined) plus 0.75% to 1.4%.
[3] Maturity date assumes exercise of two 6-month extension options.
[4] Deferred financing fees are not shown net for the unsecured revolving credit facility and are included in assets on the balance sheet.

CARETRUST REIT, INC.
RECONCILIATIONS OF NET INCOME TO NON-GAAP FINANCIAL MEASURES
(shares in thousands)
(unaudited)

2018 Guidance

	Low	High
Net income	$0.70	$0.72
Real estate related depreciation and amortization	0.59	0.59
Gain on sale of real estate	(0.03)	(0.03)
Funds from Operations (FFO)	1.26	1.28
Normalized FFO	$1.26	$1.28

Net income	$0.70	$0.72
Real estate related depreciation and amortization	0.59	0.59
Amortization of deferred financing fees	0.03	0.03
Amortization of stock-based compensation	0.05	0.05
Straight-line rental income	(0.02)	(0.02)
Gain on sale of real estate	(0.03)	(0.03)
Funds Available for Distribution (FAD)	1.32	1.34
Normalized FAD	$1.32	$1.34
Weighted average shares outstanding:
Diluted	75,916	75,916

Non-GAAP Financial Measures
EBITDA represents net income before interest expense (including amortization of deferred financing costs), amortization of stock-based compensation, and depreciation and amortization. Normalized EBITDA represents EBITDA as further adjusted to eliminate the impact of certain items that the Company does not consider indicative of core operating performance, such as real estate impairment charges, expensed acquisition costs, certain deferred preferred return, losses on the extinguishment of debt, reserve for advances and deferred rent and gains or losses from dispositions of real estate or other real estate. EBITDA and Normalized EBITDA do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. EBITDA and Normalized EBITDA do not purport to be indicative of cash available to fund future cash requirements, including the Company’s ability to fund capital expenditures or make payments on its indebtedness. Further, the Company’s computation of EBITDA and Normalized EBITDA may not be comparable to EBITDA and Normalized EBITDA reported by other REITs.
Funds from Operations (“FFO”), as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), and Funds Available for Distribution (“FAD”) are important non-GAAP supplemental measures of operating performance for a REIT. Because the historical cost accounting convention used for real estate assets requires straight-line depreciation except on land, such accounting presentation implies that the value of real estate assets diminishes predictably over time. However, since real estate values have historically risen or fallen with market and other conditions, presentations of operating results for a REIT that uses historical cost accounting for depreciation could be less informative. Thus, NAREIT created FFO as a supplemental measure of operating performance for REITs that excludes historical cost depreciation and amortization, among other items, from net income, as defined by GAAP.
FFO is defined by NAREIT as net income computed in accordance with GAAP, excluding gains or losses from dispositions of real estate or other real estate investments, real estate depreciation and amortization and real estate impairment charges, and adjustments for unconsolidated partnerships and joint ventures. The Company computes FFO in accordance with NAREIT’s definition.
FAD is defined as FFO excluding non-cash income and expenses, such as amortization of stock-based compensation, amortization of deferred financing costs and the effects of straight-line rent. The Company considers FAD to be a useful supplemental measure to evaluate the Company’s operating results excluding these income and expense items to help investors, analysts and other interested parties compare the operating performance of the Company between periods or as compared to other companies on a more consistent basis.
In addition, the Company reports normalized FFO and normalized FAD, which adjust FFO and FAD for certain revenue and expense items that the Company does not believe are indicative of its ongoing operating results, such as written-off deferred financing fees, expensed acquisition costs, certain preferred returns, the effect of the senior unsecured notes payable redemption and other unanticipated charges. By excluding these items, investors, analysts and our management can compare normalized FFO and normalized FAD between periods more consistently.
While FFO, normalized FFO, FAD and normalized FAD are relevant and widely-used measures of operating performance among REITs, they do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. FFO, normalized FFO, FAD and normalized FAD do not purport to be indicative of cash available to fund future cash requirements.
Further, the Company’s computation of FFO, normalized FFO, FAD and normalized FAD may not be comparable to FFO, normalized FFO, FAD and normalized FAD reported by other REITs that do not define FFO in accordance with the current NAREIT definition or that interpret the current NAREIT definition or define FAD differently than the Company does.
The Company believes that net income, as defined by GAAP, is the most appropriate earnings measure. The Company also believes that the use of EBITDA, Normalized EBITDA, FFO, normalized FFO, FAD and normalized FAD, combined with the required GAAP presentations, improves the understanding of operating results of REITs among investors and makes comparisons of operating results among such companies more meaningful. The Company considers EBITDA and Normalized EBITDA useful in understanding the Company’s operating results independent of its capital structure, indebtedness and non-recurring charges, thereby allowing for a more meaningful comparison of operating performance between periods and against other REITs. The Company considers FFO, normalized FFO, FAD and normalized FAD to be useful measures for reviewing comparative operating and financial performance because, by excluding gains or losses from real estate dispositions, impairment charges and real estate depreciation and amortization, and, for FAD and normalized FAD, by excluding non-cash income and expenses such as amortization of stock-based compensation, amortization of deferred financing costs, and the effects of straight-line rent, FFO, normalized FFO, FAD and normalized FAD can help investors compare the Company’s operating performance between periods and to other REITs.
CareTrust REIT, Inc.
(949) 542-3130
ir@caretrustreit.com